AUTHORIZATION TO SIGN SEC FORMS 3 AND 4 AND

NOTICE OF PROPOSED SALE OF SECURITIES (FORM 144)

The undersigned, as an officer and/or director of

Albany International Corp., a Delaware corporation

("the Company"), hereby authorizes CHARLES J. SILVA,

JR., JOSEPH M. GAUG AND KATHLEEN M. TYRRELL, and

each of them with full power to act without the

others, to sign and file, or cause to be filed,

on behalf of the undersigned, any forms and other

documents, including without limitation, Forms

3 and 4 or any other forms hereafter substitute

therefor, required or permitted to be filed by

the undersigned pursuant to Section 16(a)

of the Securities Exchange Act of 1934, as

amended, or rules or regulations promulgated

thereunder, and Notice of Proposed Sale of

Securities pursuant to Rule 144 under the

Securities Act of 1933.

The authorization of a person named above shall

automatically terminate at such time as such

person ceases to be an employee of the Company.

The undersigned may terminate the authorization

of any such person at any time by delivering

written notice of termination to the Company.

Date  June 26, 2006

/s/ Christine L. Standish